Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Seneca Foods Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Seneca Foods Corporation of our report dated June 10, 2005, with respect to the consolidated financial statements of Seneca Foods Corporation for the fiscal year ended March 31, 2005, included in the 2007 Annual Report to Shareholders of Seneca Foods Corporation.

Our audit also included the financial statement schedule for the fiscal year ended March 31, 2005 of Seneca Foods Corporation listed in Item 15(A)(2). This schedule is the responsibility of Seneca Foods Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is June 10, 2005, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3/A No. 333-120982) of Seneca Foods Corporation, and
(2)	Post-Effective Amendment No. 1 of Registration Statement (Form S-8 No. 333-12365) pertaining to the Seneca Foods Corporation Employees' Savings Plan,

of our report dated June 10, 2005, with respect to the consolidated financial statements of Seneca Foods Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Seneca Foods Corporation included in this Annual Report (Form 10-K) of Seneca Foods Corporation.

/s/ Ernst & Young LLP

Buffalo, New York
June 12, 2007